SHAREHOLDER AGREEMENT


          THIS SHAREHOLDER AGREEMENT ("Agreement") is entered into by and among Baywood International, Inc., a Nevada corporation ("BII"), Michael A. Pentopoulos and Anamaria Schiaffino Faez (BII, Pentopoulos and Schiaffino are collectively referred to as the "Parties" or the "Shareholders") regarding the formation and management of a company named Baywood Nutritionals, S.A. ("BNSA").

          WHEREAS, the Shareholders desire to promote their mutual interests, and those of BNSA, and to ensure the proper formation, continuity of management and control of BNSA and for this purpose to provide restrictions upon the sale and transfer of common stock of BNSA held by each Stockholder ("Shares"), to provide BNSA and each Shareholder rights to purchase the shares from the other Shareholders, and to require the purchase of the shares under certain circumstances, on the terms and conditions hereinafter set forth;

          AND WHEREAS, the Shareholders recognize that BNSA has not yet been incorporated and that they are therefore not yet shareholders of BNSA, but nonetheless desire to set forth, in this Agreement, the terms and conditions of their rights and obligations to each other and BNSA which shall govern them upon their becoming shareholders;

          NOW, THEREFORE, in consideration of the mutual covenants contained and the acts to be performed by the parties hereto, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

          1. Organization. The Parties will incorporate BNSA, within thirty (30) days of the execution of this Agreement, as a corporation under Chilean law or under such other jurisdiction as the Parties shall mutually agree.

          2. Limited Grant of Non-Exclusive License for BII Name. BII will grant BNSA a limited, non-exclusive license to use the name "Baywood" in Mexico, Central America and South America (the "Territory") for its company name and marketing purposes, but BII retains all other ownership rights to the Baywood name. BNSA has paid no consideration for the use of BII's trademarks, logos, copyrights, trade names, trade designations, patents, inventions, know-how, or trade secrets (collectively, BII's "Proprietary Rights"), and nothing contained in this Agreement shall give BNSA any interest in any of BII'S Proprietary Rights. BII will not at any time during or after this Agreement assert or claim any interest in or engage in any act or assist in any act that (i) may adversely affect the validity or enforceability of any such Proprietary Rights or (ii) result or lead to any infringement thereon.
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          3. Authorized and Outstanding Capital Stock. BNSA shall initially have
three  shareholders,   BII,  Schiaffino  and  Pentopoulos.  BNSA's  articles  of
incorporation shall authorize two classes of stock, as follows where the number of authorized shares equals the number of outstanding shares:

          Class                         Authorized               Par Value
          -----                         ----------               ---------

          Common Stock                  38,900                   $0.01
          Preferred Stock               61,100                   $1.4742

               a. Shareholder Interests. The name of the persons who shall receive capital stock upon BNSA's formation, the number of shares of each class to be issued and the price paid follows: by such persons for the shares in cash at the time of issuance, shall be as

                                                  Number            Total
                                                   of            Subscription
           Class              Name              Shares Price
           -----              ----              ------------

           Common Stock     A. Schiaffino         27,800              $278
           Common Stock     M.A. Pentopoulos      11,100              $111
                                                  ------              ----
                                  Total:          38,900              $389

           Preferred Stock  BII                   40,700              $60,000
           Preferred Stock  M.A. Pentopoulos      20,400              $30,000
                                                  ------              -------
                                                  61,100              $90,000

          constituting all of the outstanding shares of Common and Preferred Stock initially issued by BNSA in conjunction with its formation.

               b. Conversion Rights. At the option of the holder thereof, each share of Preferred Stock is convertible at any time into Common Stock on the basis of one share of Preferred Stock for one share of Common Stock.

               c. Voting Rights. The holders of shares of Common and Preferred Stock shall be entitled to one vote per share on all matters on which BNSA's stockholders are entitled to vote, in addition to any voting rights required by law. The votes per share of Preferred Stock shall at all times be equal to the number of votes per share of Common Stock.

               d. Distributions. The holders of shares of both Common and Preferred Stock shall be entitled to share ratably in all dividends and other distributions, when and if declared by the Board of Directors in their sole discretion, except that (i) the Board of

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          Directors  of BNSA shall have  discretion  to allocate up to 10.0% of distributions pursuant to an incentive compensation plan, and (ii) shares of Preferred Stock shall, with respect to dividend rights, rights on redemption and rights on liquidation, winding up and dissolution, have preference over and rank prior to shares of Common Stock and in the event that amounts payable upon such events of distribution are not paid in full, the holders of Preferred Stock shall share ratably in the payment of dividends or other distributions, including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared or discharged and paid in full.

                   e. Redemption of Preferred Stock. BNSA may, at its option, from a date that is 10 years after the original date of issuance, redeem all or any portion of the outstanding shares of Preferred Stock unless restricted by the laws of the country. The redemption price shall be [$1.4742] per share plus the payment of all accrued and unpaid dividends on the shares so redeemed and shall be paid only in cash.

          4. Board of Directors. The Shareholders agree that upon formation, the Board of Directors shall initially consist of the following three persons: Neil
T. Reithinger, Michael A. Pentopoulos and Anamaria Schiaffino Faez. BII, Pentopoulos and Schiaffino shall have a power of appointment of at least one member each of the Board of Directors for five years or until such earlier date as any of such parties ceases to be a Shareholder. Neil T. Reithinger, or such other person as BII shall designate, shall be the Chairman of the Board of Directors for the first five years. The Shareholders agree to vote their Shares in such a manner as to elect and reelect directors and the Chairman in order to effect the purposes of this paragraph.

          5. Management: Schiaffino Employment Agreement. Among other officers which are required to be appointed by the jurisdiction of formation or which the Board of Directors, in its sole discretion deems necessary or in BNSA's best interest, the Board of Directors will appoint a General Manager, who will initially be Schiaffino. Upon formation, BNSA will enter into an Employment Agreement with Schiaffino, substantially in the form attached as Exhibit "A," under which Schiaffino will direct all of BNSA's operations, will receive an initial annual salary of $36,000 and will covenant not to compete with BNSA for six months after she ceases to be an employee of BNSA, provided that BNSA, at its election, makes payments to her, during such non-competition period, of the salary she was receiving at the time she ceased to be employed. The Shareholders specifically acknowledge that BNSA will not enter any Employment Agreement with Pentopoulos or grant him any compensation, unless otherwise determined by the Board of Directors.

          6. Two Year Right of Repurchase - shares Held By Schiaffino. If, pursuant to the terms of her Employment Agreement, or otherwise, Schiaffino ceases to be employed by BNSA, Schiaffino will immediately offer to BII and Pentopoulos, pro rata in proportion to their holdings, that portion of her Shares which corresponds to the following schedule:

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         Months After                        Shares
         Inception of                        Required to
         Employment                          Resell
         ----------                          ------
         Less than 3                         16,700
         3 to 6                              14,612
         6 to 9                              12,525
         9 to 12                             10,437
         12 to 15                             8,350
         15 to 18                             6,263
         18 to 21                             2,087
         21 to 24                              none

          BII and Pentopoulos shall have sixty (60) days after the date that Schiaffino ceases to be employed by BNSA to purchase Schiaffino's Shares. BII and Pentopoulos shall have the right to purchase the number of Schiaffino's shares pro rata according to the relative number of Shares in each of their own names as shown on the books of BNSA. Neither BII and Pentopoulos may elect to purchase less than all of the Shares offered. However, BII and Pentopoulos may waive their right to pro rata purchase and may act together in purchasing all of the Shares of the Offering Shareholder or if either BII or Pentopoulos elects not to purchase its or his pro rata portion, the other may purchase all of the Shares offered.

          7. BII Purchase Right to Raise its Holdings to 51.0% of Outstanding Shares. From 24 months after BNSA's formation and thereafter, as long as BII remains a Shareholder, BII shall have the right to purchase from Pentopoulos and/or Schiaffino, on a pro rata basis and at fair market value, an additional 10.3% of BNSA's outstanding voting shares or such other number of voting Shares as is necessary to increase BII's total holdings to 51.0% of BNSA's total outstanding shares of voting Common and Preferred Stock. Pentopoulos and Schiaffino shall have the option to receive, as payment for their BNSA Shares so purchased, either cash or the fair market value equivalent of unregistered, restricted BII Common Stock, subject to the availability of an exemption from registration for, and their entry into Subscription Agreements acceptable to BII's Board of Directors for, the issuance of the restricted BII Common Stock. Pentopoulos and Schiaffino acknowledge that, if they elect to receive BII shares as payment for their BNSA Shares pursuant to this paragraph, there shall be no registration rights associated with the shares.

          8. Restrictions on Disposition of Shares. Each Shareholder shall hold all shares that he or she may now own or hereafter acquire in his or her own name and only in his or her own name. The shares of Common and Preferred Stock held by Pentopoulos and Schiaffino but not those held by BII, shall be non-transferrable for two years from the date of issuance. Except as hereinafter expressly provided, from two years after BNSA's formation and thereafter, no transfer of any shares that are owned or acquired by the Shareholders shall be made upon the books of BNSA or be of any effect as against BNSA or any Shareholders, and no Shareholder shall sell, assign, pledge, encumber, hypothecate or otherwise transfer any Shares, either voluntarily,

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
involuntarily, or by operation of law, and any attempt so to do shall be void and of no force or effect, unless and until such Shareholder (including his or her heirs, assigns or legal representatives and all persons succeeding to or standing in his or her place or holding under him or her, whether by his or her act or by operation of law, and hereinafter called the "Offering Shareholder") shall first receive written consent from all other Shareholders or shall first offer to the other Shareholders, the shares that the offering shareholder desires to sell, assign, pledge, encumber, hypothecate, or otherwise transfer to each proposed buyer or transferee in the following manner:

                   a. Notice of Proposed Sale. The Offering Shareholder shall notify BNSA and all of the other Shareholders in writing of his or her desire to sell Shares, with the notice setting forth (i) the number of shares he or she proposes to sell, (ii) a statement that he or she has received a bona fide offer to purchase the shares and that he or she is willing to accept the offer, (iii) the name and address of the offeror and the terms of the offer, and (iv) an offer ("Offer") to sell the shares to BNSA, unless restricted by the laws of the country, or to the other Shareholders of BNSA at the same price and on the same terms as have been offered to the offering shareholder.

                   b. Notice of Proposed Transfer Other Than Sale. The Offering Shareholder shall notify BNSA and all of the other Shareholders in writing of his or her desire to transfer shares by way of gift, pledge, hypothecation, assignment, or in any manner other than pursuant to a bona fide offer to purchase, with the notice setting forth (i) the number of shares he or she proposes to transfer, (ii) a statement of the manner in which he or she proposes to make the transfer, accompanied by copies of any related agreements, deeds of gift, trust instruments, loan or hypothecation agreements, or otherwise, (iii) the name and address of the proposed transferee, and
          (iv) an Offer to sell the shares to BNSA unless restricted by the laws of the country or, should BNSA decline to accept the Offer, to the other Shareholders of BNSA, at fair market value.

                   c. Right of Refusal. BNSA shall have thirty (30) days after the receipt of the notice within which to accept the Offer which Offer shall be in writing unless restricted by the laws of the country. BNSA must give written notice to all Shareholders of its intent either to purchase or not to purchase the Shares. If BNSA rejects the Offer, or if the Offer is not accepted before the termination of the thirty (30) day period, the Offer shall automatically be extended to the other Shareholders, who shall have thirty (30) days after notification by BNSA of its intent to reject the Offer or after the initial thirty
          (30) day period, whichever is earlier, within which to accept it. Subject to BNSA's right to purchase the Shares, each Shareholder shall have the right to purchase the number of shares of the Offering Shareholder equal to the ratio of the number of shares standing in his or her name as shown on the books of BNSA to the aggregate number of shares standing in the names of all of the Shareholders exercising their rights to purchase. Neither BNSA nor the other Shareholders may elect to purchase less than all of the shares offered. However, BNSA and the other Shareholders may act together in purchasing all of the

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
          shares of the Offering Shareholder. If the Offer is accepted, BNSA or the other Shareholders, as the case may be, shall have the later of
          (i) twenty (20) days after receipt of notice of the acceptance of all the shares offered or (ii) such time frame as set forth in the Offer, within which to purchase the Shares.

               d. Waiver of Restrictions. BNSA, by a resolution signed by all members of it Board of Directors may, in any particular instance or for any particular period, waive or modify any one or more of the foregoing provisions in any manner not rendering the same more onerous to the Offering Shareholder.

               e. Effect of Consent. If written consent pursuant to this Section is granted, or if the option to purchase is not exercised by BNSA or the other Shareholders, the Offering Shareholder shall have the right for a period of one-hundred and twenty (120) days after (i) the consent; (ii) the failure to exercise the purchase option; (iii) the written notification by BNSA and the other Shareholders of their rejection of the Offer; or (iv) until the expiration of the Offer, whichever first occurs, to sell, transfer, or otherwise dispose of the Shares, but only for consideration not less than, and on terms no more favorable to the buyer or transferee than, those specified in the Offer, and provided that the shares so transferred shall remain subject to the restrictions in this Agreement and the transferee thereof shall be bound by the terms and conditions of this Agreement. Any transfer not made in accordance with the terms of this Section shall automatically be deemed null and void, At the request of BNSA, any transferee, and the spouse of the transferee, if any, shall execute and deliver an appropriate written instrument acknowledging that the transferee, the spouse of the transferee, and the shares owned beneficially or of record by the transferee are subject to and bound by all of the terms and conditions of this Agreement. After the expiration of such one-hundred and twenty (120) day period, the shares and any offer for such shares shall be subject to all terms and restrictions set forth herein.

         9. Right of Purchase Upon 51% or More Change in Control of BII

               a. Offer. The undersigned agree that upon a change of 51.0% or more of the direct or beneficial ownership of BII, BII shall immediately submit to BNSA, through the Board of Directors, a written offer to sell all of the shares then standing in BII's name for cash at fair market and in accordance with Section 8.

               b. Time of Offer. If the offer specified in paragraph a. is not actually made, the offer shall be deemed to have been made and received fifteen (15) days after BNSA acquires actual knowledge of the occurrence of the change in control of BII. BNSA shall notify all other Shareholders of the occurrence of the change in control of BII immediately thereafter.

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
               c. Right to Purchase. After a change in control of BII has occurred, BNSA, unless restricted by the laws of the country, shall have thirty (30) days after the determination of the fair market value of the shares and in accordance with Section 8. BNSA must give written notice to all Shareholders of its intent to accept or reject the offer. If BNSA rejects the offer, the offer shall automatically be extended to the other Shareholders who shall have thirty (30) days within which to accept it. Each Shareholder shall have the right to purchase the number of shares equal to the ratio of the number of shares standing in his or her name as shown on the books of BNSA to the aggregate number of shares standing in the names of all of the Shareholders exercising their rights to purchase. If the other Shareholders do not exercise the right to purchase, then BII may retain its shares despite the occurrence of the change in control of BII, but subject to all other provisions of this Agreement. Neither BNSA nor the other Shareholders may accept less than all of the shares offered. BNSA and the other Shareholders may act together in purchasing all of the shares of the Offering Shareholder, If the offer is accepted, BNSA or the other Shareholders, as the case may be, shall have twenty (20) days after the date of acceptance within which to purchase the shares for cash.

          10. Purchase and Sale Upon Death or Dissolution of Shareholder. BNSA, unless restricted by the laws of the country, and each of the Shareholders agree that upon the death or dissolution of a Shareholder, BNSA or the other Shareholders shall purchase, and the deceased Shareholder's spouse or the estate of the deceased Shareholder or the Shareholder in liquidation shall sell, all of the shares owned by the Shareholder and his or her spouse at the time of his or her death, at fair market value and in accordance with Section 8.

                   a.  Payment.  BNSA shall pay the  purchase  price  under this
          Section 3 in cash within one hundred twenty (120) days after the date of the Shareholder's death or dissolution.

                   b. Life Insurance Proceeds. Notwithstanding the foregoing, if BNSA is the beneficiary of life insurance on the life of any Shareholder, on the death of that Shareholder the proceeds of the insurance up to the full purchase price shall be applied within ninety
          (90) days after the proceeds are received by BNSA toward purchase of the shares that BNSA is obligated to purchase. Until payment of any insurance proceeds is made, any such proceeds received by BNSA may only be invested in the form of time certificates of deposit or savings accounts in national banking institutions during the interim period before payment is made. The balance of any life insurance proceeds after being applied for the purchase of the shares shall be retained by BNSA.

          11. Shareholders' Duties Upon Divorce. Each Shareholder agrees that if any Shareholder shall become divorced, the Shareholder first will have the option of purchasing his or her divorced spouse's interest in the Shares as may be determined by the governing jurisdiction of the Shareholders place of residence at fair market value and upon such terms and conditions as may be agreed and in accordance with Section 8 unless such divorced spouse has at or before
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
divorce transferred his or her interest in the shares to the Shareholder or to a trust under the terms of which disposition of the shares can be made only under the terms of this Agreement with the Shareholder having the sole and exclusive right to vote such shares for all purposes whatsoever during his or her lifetime. If the Shareholder does not exercise his or her right to purchase such shares, the other Shareholders shall have such right according to the same terms and conditions.

          12. Where Repurchase Illegal. If BNSA shall not be permitted under applicable law to purchase the shares as provided for or required by any Section of this Agreement, each Shareholder agrees to vote or to sign a consent resolution to authorize BNSA to purchase shares under this Agreement to the maximum extent permitted by law. The Shareholders further agree to take all proper action, to the extent permitted by law, to enable BNSA to carry out its obligation to purchase the shares pursuant to the terms of this Agreement. Notwithstanding the foregoing, no Shareholder shall be required to make additional capital contributions to BNSA.

          13. Restrictions on Successors. Any transferee of Shares, whether by gift, sale, bequest, inheritance, foreclosure, execution, or otherwise, shall automatically be deemed to be a party to this Agreement, without the execution of any additional instruments, and shall be bound by the terms and conditions of this Agreement as if such transferee were an original party hereto.

          14. Restrictive Legend. The undersigned hereby acknowledges and consents to the placement of the following restrictive legends on the stock certificates or other document(s), if any, evidencing the Shares:

          THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, THE SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT UPON DEIIVERY TO BNSA OF AN OPINION OF COUNSEL SATISFACTORY TO COUNSEL FOR BNSA THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO BNSA OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE OFFICERS AND/OR DIRECTORS TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

          NOTICE IS HEREBY GIVEN THAT THE SALE, ASSIGNMENT, TRANSFER PLEDGE OR OTHER DISPOSITION OF THE SHARES OF CAPITAL STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A CERTAIN RESTRICTIVE AGREEMENT BETWEEN THE CORPORATION AND THE

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
          STOCKHOLDERS, A COPY OF WHICH AGREEMENT IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE CORPORATION.

          15. Right of First Refusal to Provide Additional Financing. The Shareholders shall have a first right of refusal to provide any additional financing to BNSA on a pro rata basis according to their existing equity ownership percentages before BNSA enters into any agreement to obtain such financing from a third party, provided however, that the Board of Directors determines that the financing offered by the Shareholder or Shareholders is on terms no less favorable to BNSA than financing that could be obtained from an independent third party lender or lenders.

          16. No Joint Venture. BII's sole relationship with BNSA is that of a Shareholder, licensor and potential creditor and BNSA disclaims any partnership, joint venture, employment or other relationship with the BII, Pentopoulos or Schiaffino and vice versa.

          17. Customer Records.

                   a. Shareholder's Obligations Regarding Customer Records. Each undersigned Shareholder acknowledges that the list of BNSA's customers or clients as it may exist from time to time is a valuable, special and unique asset of BNSA's business. The Shareholder shall not, during or after his association with BNSA, divulge, furnish or make accessible to anyone (other than in the regular course of BNSA's business) any names, addresses or telephone numbers of those individuals who conduct business with BNSA. In addition, the contents of customers' files or portfolios, or any other such information shall be kept confidential during and after the Shareholder's association with BNSA. All original records and all copies thereof of those customers who do business with BNSA, including names, or any other such information, as well as all other secrets and confidential information of BNSA shall remain the property of BNSA during and after the Shareholders association with BNSA.

                   b. Injunctive Relief for Breach, In the event of a breach or threatened breach by the Shareholder of the provisions of this section, BNSA shall be entitled to an injunction restraining the Shareholder from disclosing, in whole or in part, the list of BNSA's customers, any names, addresses or telephone numbers of those individuals who conduct business with BNSA, or from rendering any services to any person, firm, partnership, joint venture, association, or other entity to whom such information, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting BNSA from pursuing any other remedies available to BNSA for such breach or threatened breach, including the recovery of damages from the Shareholder.

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         18. Confidential Information.

               a. Shareholder's Obligations Regarding Confidential Information. Shareholder has in the past and may in the future develop, obtain or learn about confidential information which is the property of BNSA or which BNSA is under obligation not to disclose. Shareholder agrees to use his best efforts and the utmost diligence to guard and protect said information, to treat such information as confidential, and Shareholder agrees that the Shareholder will not, during or after the period of his association with BNSA, use for Shareholder or others, or divulge to others any of said confidential information which Shareholder may develop, obtain or learn about during or as a result of his association with HNSA, unless authorized to do so by BNSA in writing. Shareholder further agrees that if Shareholder ceases to be a Shareholder or to have any other association with BNSA, Shareholder will not take, but will leave with BNSA or return to BNSA, all documents, records and papers and all matters of whatever nature which bears or may bear BNSA's confidential information or which is in any way related, directly or indirectly to BNSA.

               b. Definition of Confidential Information, For the purposes of this Agreement, the term "confidential information" shall include but not be limited to the following: customer lists; product designs; pricing policies; marketing strategies; business contacts; business plans; computer software, including all rights under licenses and other contracts relating thereto; source code and all documents relating thereto; all intellectual property including without limitation all trademarks, trademark registrations and applications, service marks, copyrights, patents, trade secrets, proprietary marketing information and know-how; books and records including lists of customers; credit reports; sales records; price lists; sales literature; advertising material; manuals; processes; technology; designs; statistics data; techniques; or any information of whatever nature which gives to BNSA an opportunity to obtain an advantage over its competitors who do not know or use it, but it is understood that said terms do not include knowledge, skills or information which is common to the trade or profession of the Shareholder. "Confidential information" shall not include: (i) information that has become publicly available other than through a breach of this Agreement; or
          (ii) information required to be disclosed by a court of competent jurisdiction, to the extent specifically ordered by such court.

               c. Contact with Customers and Third Parties. Upon Shareholder's transfer of all of his shares of BNSA or his termination of association with BNSA, BII, Pentopoulos and Schiaffino agree that for a period of (18) months from the date of termination of association that they shall not contact directly or indirectly any of BNSA's customers or companies with which it does business, or is affiliated with in any way, or any third parties which have any direct or indirect business dealings with Company in the area of dietary food supplements.

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
                  d. Injunctive Relief for Breach. In the event of a breach or threatened breach by the Shareholder of the provisions of this section, BNSA shall be entitled to an injunction restraining the Shareholder from disclosing, in whole or in part, any confidential information, or from rendering any services to any person, firm, partnership, joint venture, association, or other entity to whom such confidential information, in whole or in part, has been disclosed. Nothing herein shall be construed as prohibiting BNSA from pursuing any other remedies available to BNSA for such breach or threatened breach, including the recovery of damages from the Shareholder.

          19. Representations and Warranties of Pentopoulos and Schiaffino. Pentopoulos, Schiaffino and BIL warrant and represent the following, each of which constitutes a condition precedent to the Parties entry into the Agreement:

               a, that all information provided to BNSA regarding their prior experience, education, litigation and bankruptcy history and credit worthiness is complete and accurate, including all information included in the due diligence questionnaire provided.

               b. they have no relationship with, or have terminated any relationship with, any client or product in the Territory which is competitive to that portion of BII's product line which BNSA intends to market;

               c. they have the ability, expertise and capacity to market BII's products on BNSA's behalf to the full extent of BII's requirements as contemplated by the form of "Distribution and Licensing Agreement" attached as Exhibit "B."

               d. they understand that ELI is solely a shareholder of BNSA and is not the issuer of, nor makes any representation to them regarding the advisability of investing in BNSA, that BII's operations are totally separate from those of BII and that they do not, by investing in BII, have any claim or interest whatsoever in BII;

               e. they (i) have adequate means of providing for their current needs and possible contingencies, and have no need for liquidity of their investment in the Shares, (ii) can bear the economic risk of losing the entire amount of my investment in the Shares, and (iii) have such knowledge and experience in business and financial affairs that they are capable of evaluating the relative risks and merits of an investment in the shares or they are being advised by others with such knowledge and experience that they together are capable of making such evaluation.

               f. the addresses set forth below are their true and correct addresses, and they have no present intention of becoming a resident of any other state or jurisdiction.

               g.  they  have  not   utilized   the  services  of  a  "Purchaser
          Representative, as defined in Regulation D promulgated under the Securities Act.

               h. they acknowledge that they: (i) have received and thoroughly reviewed, and are all documents, records and books pertaining to BNSA, financial and otherwise, and that all such documents have been made available or delivered to them.

               i. in deciding to invest in the Shares, they have relied solely upon their own investigation and determinations, or upon the advice of their own legal counsel, accountants or other financial advisers with respect to the tax and other consequences involved in purchasing shares and specifically acknowledge that they have been encouraged to seek the advice of such independent professionals.

               j. they have had an  opportunity  to ask questions of and receive
          answers   concerning  the  terms  and  conditions  of  their  proposed investment in the Shares, and the proposed operatl0ns of BNSA.

               k. they understand the risks implicit in the structure and operation of BNSA, and that among other things that BNSA does not intend to make distributions of earnings, but rather will reinvest profits, and that their ability to redeem shares is severely limited.

               1. other than as set forth in this Agreement, no person or entity has made any representation or warranty whatsoever with respect to any matter or thing concerning BNSA and the shares that they will receive.

               m. they understand that no shares have been registered under the Securities Act, nor have they been registered pursuant to the provisions of the securities or other laws of applicable jurisdictions, and are subject to substantial restrictions on transfer as provided in this Agreement.

               n. the shares for which they subscribe are being acquired solely for their own accounts, for investment and are not being purchased with a view to or for their resale or distribution. In order to induce BNSA to sell shares to them, BNSA will have no obligation to recognize the ownership, beneficial or otherwise, of the shares by anyone but me.

               o. they are aware that the shares are an extremely speculative investment which involves a high degree of risk; and their interest in the shares is not readily transferable; it may not be possible for them to liquidate their investment in the Shares.

                  p. they understand that no federal or state agency, including the Securities and Exchange Commission or the securities regulatory agency of any state, has approved or disapproved the Shares, passed upon or endorsed the merits of the shares being acquired or made any finding or determination as to the fairness of the shares for investment.

                  q. the foregoing representations and warranties are true and accurate as of the date hereof, shall be true and accurate as of the date of the delivery of the funds to BNSA and shall survive such delivery. If, in any respect, such representations and warranties are not true and accurate prior to delivery of the funds, they will give written notice of that fact to BNSA, specifying which representations and warranties are not true and accurate and the reasons therefor.

         20. Distribution and Licensing Agreement. BNSA and BII shall enter a Distribution and Licensing Agreement in the form attached as Exhibit "B."

         21. Indemnification. The undersigned agree to indemnify and hold harmless BNSA, its officers, directors, shareholders, employees, agents, attorneys and affiliates from and against all damages, losses, costs and expenses (including reasonable attorneys' fees) which they may incur by reason of the failure of the undersigned to fulfill any of the terms or conditions of this Agreement, or by reason of any breach of the representations and warranties made by the undersigned herein or in any document provided by the undersigned to BNSA. BNSA agrees to fully indemnify each of the undersigned for any liability which each of the undersigned incurs related to BNSA, Pentopoulos, Schiaffino, or the Agreement. BII agrees to indemnify BNSA, Pentopoulos, and Schiaffino from liability for products liability claims relating to the products BII licenses to BNSA.

         22. Miscellaneous.

               a. Notices. All offers, exercises of options, acceptances, and notices under this Agreement shall be in writing and shall be considered to have been received when delivered personally, or when deposited in the mail if sent by certified or registered mail, return receipt requested, to the addresses set forth below, or to such other addresses that may be specified in writing to all parties hereto.

               b. Voting. No Shareholder may participate in any vote as an officer, director, or Shareholder of BNSA involving the possible acquisition by BNSA of any of his or her shares pursuant to this Agreement.

               c. Gender. All words used in any gender in this Agreement shall extend to and include both genders and the neuter.

               d. Governing Law. This Agreement is made and is intended to be performed in the State of Arizona and it shall in all respects be governed by and construed in accordance with the laws of that state.

               e. Entire Contract. This Agreement and the exhibits attached hereto set forth the entire agreement of the parties and supersedes any and all previous oral or written agreements regarding the transactions contemplated hereby.

               f. Binding Effect. This Agreement shall be binding upon and inure
          to  the  benefit  of  the  Shareholders  and  their  heirs,   personal
          representatives, and permitted successors, assigns, and transferees.

               g. Further Instruments. A duly authorized officer of BNSA and the Shareholders, their spouses or their representatives shall make, execute and deliver any documents necessary to carry out this Agreement.

               h. Specific Performance. The parties agree that the shares are unique property, that a remedy at law for non-performance of obligations under this Agreement is not adequate and that such obligations may be specifically enforced and that a petition for specific performance may be made without the requirement of any bond or indemnity.

               i. Modification or Waiver. No modification of this Agreement shall be deemed effective unless in writing and signed by the parties hereto. No waiver shall be effective unless in writing and executed by the party against whom enforcement of the waiver is sought. This Agreement may be amended by written instrument signed by all living Shareholders, provided, however that no such amendment shall affect the rights and obligations of any deceased Shareholder.

               j.  Headings.  The headings in this  Agreement have been inserted
          for   convenience   only  and  shall  not   affect   the   meaning  or
          interpretation of any provision in this Agreement.

               k. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

               1. Severability, If for any reason any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid, unenforceable, illegal, or inoperable, its invalidity shall not affect the validity and effect of the other provisions hereof.

               m. Termination. This Agreement shall terminate and the shares shall be released from the terms of this Agreement should any of the following occur:

                    (i) Sale of all of the shares in BNSA to a third party; or

                    (ii) Written agreement of BNSA and the then living Shareholders, provided, however, that no such termination shall affect the rights and obligations of any Shareholder then deceased; or

                    (iii) Cessation of BNSA's business.

          Upon termination of this Agreement for any of the reasons set forth above, the shares held by each Shareholder shall be surrendered to BNSA and BNSA shall issue new certificates for the same number of Shares, but without the restrictive legend required herein.

               n. Time of Essence. Time is of the essence of this Agreement.

               o. Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement.

               p. Attorneys' Fees. BII' s attorneys will draft any necessary documents relating to this Agreement and shall retain foreign counsel as needed, all at BII's expense. If any litigation arises in connection with this Agreement, any prevailing party to such litigation shall be reimbursed by the other party or parties for all costs and expenses of such litigation, including reasonable attorneys' fees to be fixed by the court, and the amount of such costs and expenses shall be added to the amount of such judgment. For purposes of this paragraph, the term "prevailing party" shall mean, in the case of the plaintiff, one who is successful in obtaining substantially all of the relief sought by the plaintiff, and in the case of the defendant, one who is successful in defeating substantially all of the relief sought by the plaintiff.

          Dated this 12th day of May, 1998.

"BII"
Baywood International, Inc.

By: /s/ Neil T. Reithinger                      /s/ Michael A. Pentopoulos
  ----------------------------                  --------------------------------
Neil T. Reithinger, President                   Michael A. Pentopoulos
And Chief Executive Officer

                                                460 North Civic Drive
14950 N. 83rd Place                             Suite 203
Suite 1                                         Walnut Creek, California 94596
Scottsdale, Arizona 85260                       Facsimile: (510) 937-4272
Facsimile: (602) 482-2168

                                                /s/ Anamaria Schiaffino Faez
                                                --------------------------------
                                                Anamaria Schiaffino Faez

                                                Tomas Guevara 2972, Aptd 202
                                                Providencia
                                                Santiago, Chile
                                                Facsimile: 011 (56) 225 16151


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